Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Post-Effective Amendment Number 34 to the Registration Statement (Form S-1 No. 2-95577) and related Prospectus of Ameriprise Certificate Company and to the incorporation by reference therein of our report dated February 27, 2006, with respect to the financial statements and schedules of Ameriprise Certificate Company included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

                                                        /s/ Ernst & Young LLP
                                                        ---------------------
                                                            Ernst & Young LLP

Minneapolis, Minnesota
April 20, 2006